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                                                                  Exhibit (a)(9)

                                ARTICLES OF AMENDMENT
                                          TO
                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                       MORGAN STANLEY INSTITUTIONAL FUND, INC.



     MORGAN STANLEY INSTITUTIONAL FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law, a majority of the full Board of Directors by resolution passed on September 19, 1998, have changed the name of the Corporation to Morgan Stanley Dean Witter Institutional Fund, Inc.

     THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

     FOURTH: Article SECOND, of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          The name of the Corporation is Morgan Stanley Dean Witter Institutional Fund, Inc.

     FIFTH: These Articles of Amendment shall be effective upon the later of December 1, 1998 or the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record.

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     IN WITNESS WHEREOF, Morgan Stanley Institutional Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 20 th day of November, 1998.


                    MORGAN STANLEY INSTITUTIONAL FUND, INC.



                                        By:  /s/ Michael F. Klein
                                           ---------------------------
                                             Michael F. Klein
                                             President


[SEAL]

Attest:



/s/ Valerie Y. Lewis
-----------------------
Valerie Y. Lewis
Secretary

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          THE UNDERSIGNED, President of Morgan Stanley Institutional Fund, Inc.,
who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/ Michael F. Klein
                                           ---------------------------
                                             Michael F. Klein
                                             President